Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES
SECOND-QUARTER 2025 RESULTS

– Second-Quarter Revenue of $1.03 Billion –

– Second-Quarter GAAP Earnings per Share of $1.06
and Non-GAAP Earnings per Share of $3.12 –
– Updates 2025 Guidance –

WILMINGTON, MA, August 6, 2025 – Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2025. For the quarter, revenue was $1,032.1 million, an increase of 0.6% from $1,026.1 million in the second quarter of 2024.
The impact of foreign currency translation increased reported revenue by 1.2%. Excluding this impact, revenue declined 0.5% on an organic basis. On a segment basis, an organic revenue decline in the Discovery and Safety Assessment (DSA) segment was partially offset by organic revenue growth in the Manufacturing Solutions (Manufacturing) and Research Models and Services (RMS) segments.
In the second quarter of 2025, the GAAP operating margin decreased to 9.7% from 14.8% in the second quarter of 2024. GAAP net income available to common shareholders for the second quarter of 2025 was $52.3 million, or $1.06 per share, a decrease from net earnings of $90.0 million, or $1.74 per diluted share, for the same period in 2024. The GAAP decreases were primarily driven by higher amortization expense related to accelerated amortization of certain CDMO client relationships, costs associated with the Company's restructuring activities, and certain third-party legal and advisory costs.
On a non-GAAP basis, the second-quarter operating margin increased to 22.1% from 21.3% in the second quarter of 2024. Non-GAAP net income was $154.0 million for the second quarter of 2025, an increase of 6.2% from $144.9 million for the same period in 2024. Second-quarter diluted earnings per share on a non-GAAP basis were $3.12, an increase of 11.4% from $2.80 per share for the second quarter of 2024. The non-GAAP increases were primarily driven by operating margin improvements in all three segments, partially offset by higher unallocated corporate costs. In addition, lower diluted shares outstanding due to the Company's stock repurchase program also contributed to the increase in non-GAAP earnings per share.
James C. Foster, Chair, President and Chief Executive Officer, said, “We are continuing to see clear signs that the biopharmaceutical demand is stabilizing, and in this environment, we are making gradual progress to return to organic revenue growth. This progress was demonstrated in our solid second-quarter financial performance, driven principally by favorable results in our DSA segment.”
"Our clients understand that what truly differentiates Charles River from the competition is the strength and value proposition of our broad, scientifically distinguished portfolio and leading, non-clinical market position. With many of our global biopharmaceutical clients having progressed through their restructuring efforts and small and mid-sized biotech companies showing consistent demand trends, we believe our leading, early-stage development portfolio is extremely well positioned to succeed as the demand environment improves. The sustained improvement in our businesses may not be linear, but we are pleased that the DSA business – and our overall, non-GAAP financial results – will perform substantially better than we had initially expected this year,” Mr. Foster concluded.
Second-Quarter Segment Results
Research Models and Services (RMS)
Revenue for the RMS segment was $213.3 million in the second quarter of 2025, an increase of 3.3% from $206.4 million in the second quarter of 2024. The impact of foreign currency translation increased revenue by 1.0%. Organic revenue increased by 2.3%, due primarily to higher revenue for large research model products and for research model services, including the Genetically Engineered Models and Services (GEMS) and Insourcing Solutions businesses.
In the second quarter of 2025, the RMS segment’s GAAP operating margin increased to 16.8% from 14.5% in the second quarter of 2024. On a non-GAAP basis, the operating margin increased to 25.3% from 23.1%. The GAAP and non-GAAP operating margin increases were primarily driven by the favorable revenue mix related to large research models and operating leverage from higher revenue for research models services, as well as the benefit of cost savings resulting from the Company's restructuring initiatives.
Discovery and Safety Assessment (DSA)
Revenue for the DSA segment was $618.0 million in the second quarter of 2025, a decrease of 1.5% from $627.4 million in the second quarter of 2024. The impact of foreign currency translation increased DSA revenue by 1.1% and the divestiture of a small DSA site reduced reported revenue by 0.2%. Organic revenue decreased by 2.4%, driven primarily by lower sales volume for both discovery and regulated safety assessment services.
In the second quarter of 2025, the DSA segment’s GAAP operating margin decreased to 19.9% from 22.1% in the second quarter of 2024. The GAAP operating margin decline was primarily driven by lower revenue, higher costs associated with the Company's restructuring initiatives, and higher third-party legal costs related to U.S. government investigations into the Company's NHP supply chain. On a non-GAAP basis, the operating margin increased to 27.4% from 27.1% in the second quarter of 2024. The non-GAAP operating margin increase was primarily driven by the benefit of cost savings resulting from the Company's restructuring initiatives, partially offset by lower revenue.

Manufacturing Solutions (Manufacturing)
Revenue for the Manufacturing segment was $200.8 million in the second quarter of 2025, an increase of 4.4% from $192.3 million in the second quarter of 2024. The impact of foreign currency translation increased Manufacturing revenue by 1.5%. Organic revenue increased 2.9%, primarily driven by higher revenue in the Microbial Solutions business, which was partially offset by lower revenue in the Biologics Testing business.
The Manufacturing segment’s GAAP operating margin decreased to 6.0% from 19.4% in the second quarter of 2024 as a result of higher amortization expense related to accelerated amortization of certain CDMO client relationships. On a non-GAAP basis, the operating margin increased to 32.8% from 26.6% in the second quarter of 2024, driven primarily by revenue and payments associated with commercial CDMO clients, as well as operating leverage from higher revenue in the Microbial Solutions business.
Update on U.S. Department of Justice Investigation into Non-Human Primate Supply Chain
In July 2025, the U.S. Department of Interior informed the Company that the U.S. Fish and Wildlife Service had cleared non-human primate (NHP) shipments from late 2022 and early 2023 for legal entry into the United States. Furthermore, in recent weeks, the Company has been advised by the U.S. Department of Justice that the grand jury investigation and the parallel civil investigation relating to these NHP shipments had been closed.
Updates 2025 Guidance
The Company is updating its 2025 financial guidance, which was previously updated on May 7, 2025. The Company is increasing its full-year outlook for revenue and non-GAAP earnings per share to primarily reflect better-than-expected second-quarter financial results, particularly in the DSA segment, and to a lesser extent, a more favorable impact from foreign exchange.
The Company’s 2025 guidance for revenue and earnings per share is as follows:

2025 GUIDANCE	CURRENT	PRIOR
Revenue growth/(decrease), reported	(2.5)% – (0.5)%	(5.5)% – (3.5)%
Impact of divestitures/(acquisitions), net	N/M	N/M
(Favorable)/unfavorable impact of foreign exchange	~(0.5)%	~1.0%
Revenue growth/(decrease), organic (1)	(3.0)% – (1.0)%	(4.5)% – (2.5)%
GAAP EPS estimate	$4.25 – $4.65	$4.35 – $4.85
Acquisition-related amortization and other acquisition- and integration-related costs (2)	~$3.60	~$3.50
Costs associated with restructuring actions (3)	~$1.40	~$1.00
Certain venture capital and other strategic investment losses/(gains), net (4)	~$0.17	~$0.15
Other items (5)	~$0.50	~$0.30
Non-GAAP EPS estimate	$9.90 – $10.30	$9.30 – $9.80

Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, as well as foreign currency translation.
(2) These adjustments include amortization related to intangible assets, inclusive of the acceleration of amortization expense related to certain CDMO client relationships, as well as the purchase accounting step-up on inventory and certain long-term biological assets. In addition, these adjustments include some costs related to the evaluation and integration of acquisitions and divestitures.
(3) These adjustments primarily include site consolidation (including site transition costs), severance, impairment, and other costs related to the Company’s restructuring actions.
(4) Certain venture capital and other strategic investment performance only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments.
(5) These items primarily relate to (i) certain third-party legal costs related to investigations by the U.S. government into the NHP supply chain related to our DSA segment and (ii) certain third-party advisory costs related to the Company entering into a Cooperation Agreement with a shareholder.

Webcast
Charles River has scheduled a live webcast on Wednesday, August 6th, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.
Non-GAAP Reconciliations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.
Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including incremental dividends attributable to Noveprim noncontrolling interest holders; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our restructuring initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and certain other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our DSA segment related to U.S. government investigations into the NHP supply chain and advisory costs related to entering into a Cooperation Agreement with a shareholder; tax effect of all of the aforementioned matters; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: on a non-GAAP basis, we define “organic revenue growth” as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. government into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints and our ability to gain market share; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures, including the Noveprim acquisition, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; ability to gain market share and capitalize on business opportunities; the impact of our restructuring initiatives, including annualized savings; the impact of our stock repurchase authorization; and Charles River’s future performance, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: NHP supply constraints and the investigations by the U.S. Department of Justice, including the impact on our projected future financial performance, the timing of the resumption of Cambodia NHP imports into the U.S., our ability to manage supply impact, and potential study delays in our DSA segment attributable to NHP supply constraints; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire, including Noveprim; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by geopolitical conflicts; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 19, 2025, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:    Media Contact:
Todd Spencer    Amy Cianciaruso
Corporate Vice President,    Corporate Senior Vice President,
Investor Relations    Chief Communications Officer
781.222.6455    781.222.6168
todd.spencer@crl.com    amy.cianciaruso@crl.com

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Service revenue	$840,836	$842,900	$1,638,759	$1,659,762
Product revenue	191,299	183,217	377,544	377,915
Total revenue	1,032,135	1,026,117	2,016,303	2,037,677
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	584,876	577,383	1,162,304	1,155,547
Cost of products sold (excluding amortization of intangible assets)	90,192	95,021	179,200	183,574
Selling, general and administrative	191,549	169,791	369,348	356,082
Amortization of intangible assets	65,384	32,270	130,648	64,845
Operating income	100,134	151,652	174,803	277,629
Other income (expense):
Interest income	1,097	3,010	2,501	5,212
Interest expense	(29,967)	(32,769)	(57,851)	(67,770)
Other income (expense), net	154	(2,240)	(12,057)	3,593
Income before income taxes	71,418	119,653	107,396	218,664
Provision for income taxes	18,725	25,392	28,825	49,921
Net income	52,693	94,261	78,571	168,743
Less: Net income attributable to noncontrolling interests	367	180	776	1,702
Net income attributable to Charles River Laboratories International, Inc.	$52,326	$94,081	$77,795	$167,041

Calculation of net income per share attributable to Charles River Laboratories International, Inc. common shareholders
Net income attributable to Charles River Laboratories International, Inc.	$52,326	$94,081	$77,795	$167,041
Less: Adjustment of redeemable noncontrolling interest	—	301	—	702
Less: Incremental dividends attributed to noncontrolling interest holders	—	3,792	—	9,022
Net income available to Charles River Laboratories International, Inc. common shareholders	$52,326	$89,988	$77,795	$157,317

Earnings per common share
Basic	$1.06	$1.75	$1.56	$3.06
Diluted	$1.06	$1.74	$1.55	$3.04

Weighted-average number of common shares outstanding
Basic	49,149	51,551	49,913	51,494
Diluted	49,316	51,846	50,089	51,810

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	June 28, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$182,824	$194,606
Trade receivables and contract assets, net of allowances for credit losses of $12,838 and $18,301, respectively	767,569	720,915
Inventories	279,550	278,544
Prepaid assets	109,998	103,210
Other current assets	129,921	105,796
Total current assets	1,469,862	1,403,071
Property, plant and equipment, net	1,606,733	1,604,014
Venture capital and strategic equity investments	216,073	218,350
Operating lease right-of-use assets, net	385,756	412,490
Goodwill	2,936,265	2,846,608
Intangible assets, net	602,452	723,400
Deferred tax assets	46,943	42,179
Other assets	296,461	278,233
Total assets	$7,560,545	$7,528,345

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$145,798	$140,337
Accrued compensation	227,509	179,418
Deferred revenue	268,340	248,322
Accrued liabilities	231,567	232,010
Other current liabilities	207,224	194,014
Total current liabilities	1,080,438	994,101
Long-term debt, net and finance leases	2,332,374	2,240,205
Operating lease right-of-use liabilities	453,664	483,789
Deferred tax liabilities	109,273	106,960
Other long-term liabilities	185,210	195,212
Total liabilities	4,160,959	4,020,267
Redeemable noncontrolling interests	39,956	41,126
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,344 shares issued and 49,209 shares outstanding as of June 28, 2025, and 51,141 shares issued and outstanding as of December 28, 2024	513	511
Additional paid-in capital	1,992,718	1,966,237
Retained earnings	1,889,895	1,812,100
Treasury stock, at cost, 2,136 and zero shares, as of June 28, 2025 and December 28, 2024, respectively	(363,338)	—
Accumulated other comprehensive loss	(166,467)	(317,345)
Total Charles River Laboratories International, Inc. equity	3,353,321	3,461,503
Nonredeemable noncontrolling interest	6,309	5,449
Total equity	3,359,630	3,466,952
Total liabilities, redeemable noncontrolling interests and equity	$7,560,545	$7,528,345

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	June 28, 2025	June 29, 2024
Cash flows relating to operating activities
Net income	$78,571	$168,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	239,871	171,439
Long-lived asset impairments	31,203	14,250
Stock-based compensation	30,184	33,325
Deferred income taxes	(41,030)	(13,073)
Write down of inventories	11,067	3,395
(Gain) loss on venture capital and strategic equity investments, net	12,899	(6,305)
Provision for credit losses	2,191	4,719
(Gain) loss on divestitures, net	(3,376)	659
Other, net	2,266	5,695
Changes in assets and liabilities:
Trade receivables and contract assets, net	(18,490)	1,072
Inventories	(13,953)	9,750
Accounts payable	16,241	(6,436)
Accrued compensation	38,990	(33,153)
Deferred revenue	11,306	8,151
Customer contract deposits	568	7,849
Other assets and liabilities, net	(22,208)	(46,657)
Net cash provided by operating activities	376,300	323,423
Cash flows relating to investing activities
Capital expenditures	(94,622)	(118,630)
Purchases of investments and contributions to venture capital investments	(8,090)	(35,538)
Proceeds from sale of investments	2,106	12,359
Proceeds from sale of businesses and assets, net	17,441	—
Acquisition of businesses and assets, net of cash acquired	—	(5,479)
Other, net	347	(370)
Net cash used in investing activities	(82,818)	(147,658)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	963,363	741,200
Payments on long-term debt, revolving credit facility, and finance lease obligations	(887,706)	(987,344)
Proceeds from exercises of stock options	1	22,331
Purchase of treasury stock	(360,484)	(18,265)
Payments of contingent consideration	(21,822)	—
Purchase of remaining equity interest of other redeemable noncontrolling interests	(19,140)	(12,000)
Other, net	(6,458)	(13,434)
Net cash used in financing activities	(332,246)	(267,512)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	17,934	(11,729)
Net change in cash, cash equivalents, and restricted cash	(20,830)	(103,476)
Cash, cash equivalents, and restricted cash, beginning of period	205,570	284,480
Cash, cash equivalents, and restricted cash, end of period	$184,740	$181,004

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Research Models and Services
Revenue	$213,271	$206,389	$426,344	$427,296
Operating income	35,786	29,948	79,391	73,097
Operating income as a % of revenue	16.8%	14.5%	18.6%	17.1%
Add back:
Amortization related to acquisitions (2)	10,674	7,357	23,361	17,645
Acquisition, integration, and divestiture-related adjustments (3)	—	174	14	337
Severance	3,299	494	3,528	1,034
Asset impairment	2,504	8,418	2,823	13,643
Site consolidation charges	1,616	1,310	2,492	2,931
Total non-GAAP adjustments to operating income	$18,093	$17,753	$32,218	$35,590
Operating income, excluding non-GAAP adjustments	$53,879	$47,701	$111,609	$108,687
Non-GAAP operating income as a % of revenue	25.3%	23.1%	26.2%	25.4%

Depreciation and amortization	$19,710	$16,538	$41,471	$34,661
Capital expenditures	$3,640	$9,313	$10,926	$29,357

Discovery and Safety Assessment
Revenue	$618,029	$627,419	$1,210,638	$1,232,871
Operating income	122,781	138,376	216,733	253,215
Operating income as a % of revenue	19.9%	22.1%	17.9%	20.5%
Add back:
Amortization related to acquisitions (2)	18,212	20,298	36,383	38,894
Acquisition, integration, and divestiture-related adjustments (3)	1,287	5,591	2,348	5,783
Severance	237	2,429	5,216	7,913
Asset impairment	11,911	487	21,697	512
Site consolidation charges	3,928	850	6,705	1,832
Third-party legal and advisory costs (4)	10,817	2,110	21,787	4,301
Total non-GAAP adjustments to operating income	$46,392	$31,765	$94,136	$59,235
Operating income, excluding non-GAAP adjustments	$169,173	$170,141	$310,869	$312,450
Non-GAAP operating income as a % of revenue	27.4%	27.1%	25.7%	25.3%

Depreciation and amortization	$42,575	$47,729	$84,659	$93,518
Capital expenditures	$18,500	$19,444	$53,021	$68,403

Manufacturing Solutions
Revenue	$200,835	$192,309	$379,321	$377,510
Operating income	12,061	37,230	3,441	70,911
Operating income as a % of revenue	6.0%	19.4%	0.9%	18.8%
Add back:
Amortization related to acquisitions (2)	46,333	10,768	92,410	21,561
Acquisition, integration, and divestiture-related adjustments (3)	—	544	—	1,243
Severance	(383)	1,671	1,821	3,194
Asset impairment	6,157	25	6,358	25
Site consolidation charges	1,670	965	2,976	1,065
Total non-GAAP adjustments to operating income	$53,777	$13,973	$103,565	$27,088
Operating income, excluding non-GAAP adjustments	$65,838	$51,203	$107,006	$97,999
Non-GAAP operating income as a % of revenue	32.8%	26.6%	28.2%	26.0%

Depreciation and amortization	$55,343	$20,073	$109,966	$39,878
Capital expenditures	$11,161	$10,583	$28,440	$19,445

Unallocated Corporate Overhead	$(70,494)	$(53,902)	$(124,762)	$(119,594)
Add back:
Acquisition, integration, and divestiture-related adjustments (3)	2,161	2,108	2,891	3,637
Severance	574	1,304	1,576	2,794
Asset impairment	184	—	184	—
Site consolidation charges	503	—	669	—
Third-party legal and advisory costs (4)	6,376	—	6,376	—
Total non-GAAP adjustments to operating expense	$9,798	$3,412	$11,696	$6,431
Unallocated corporate overhead, excluding non-GAAP adjustments	$(60,696)	$(50,490)	$(113,066)	$(113,163)

Total
Revenue	$1,032,135	$1,026,117	$2,016,303	$2,037,677
Operating income	100,134	151,652	174,803	277,629
Operating income as a % of revenue	9.7%	14.8%	8.7%	13.6%
Add back:
Amortization related to acquisitions (2)	75,219	38,423	152,154	78,100
Acquisition, integration, and divestiture-related adjustments (3)	3,448	8,417	5,253	11,000
Severance	3,727	5,898	12,141	14,935
Asset impairment	20,756	8,930	31,062	14,180
Site consolidation charges	7,717	3,125	12,842	5,828
Third-party legal and advisory costs (4)	17,193	2,110	28,163	4,301
Total non-GAAP adjustments to operating income	$128,060	$66,903	$241,615	$128,344
Operating income, excluding non-GAAP adjustments	$228,194	$218,555	$416,418	$405,973
Non-GAAP operating income as a % of revenue	22.1%	21.3%	20.7%	19.9%

Depreciation and amortization	$119,507	$86,082	$239,871	$171,439
Capital expenditures	$35,298	$39,486	$94,622	$118,630

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Amortization related to acquisitions for the three and six months ended June 28, 2025 includes $35.5 million and $71.0 million, respectively, of accelerated amortization of certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions segment.
(3)	These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, certain compensation costs, and related costs; as well as fair value adjustments associated with contingent consideration arrangements.
(4)	Third-party legal and advisory costs incurred within Unallocated Corporate are associated with the execution of the Cooperation Agreement with a shareholder. Within our DSA business, third-party legal costs incurred are associated with investigations by the U.S. government into the NHP supply chain.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Net income available to Charles River Laboratories International, Inc. common shareholders	$52,326	$89,988	$77,795	$157,317
Add back:
Adjustment of redeemable noncontrolling interest (2)	—	301	—	702
Incremental dividends attributable to noncontrolling interest holders (3)	—	3,792	—	9,022
Non-GAAP adjustments to operating income (4)	127,079	65,576	239,472	127,017
Venture capital and strategic equity investment (gains) losses, net	1,424	(902)	11,393	(6,664)
(Gain) loss on divestitures (5)	—	—	(3,376)	658
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (6)	—	871	—	1,212
Tax effect of the remaining non-GAAP adjustments	(26,837)	(14,687)	(52,182)	(26,715)
Net income available to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$153,992	$144,939	$273,102	$262,549

Weighted average shares outstanding - Basic	49,149	51,551	49,913	51,494
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	167	295	176	316
Weighted average shares outstanding - Diluted	49,316	51,846	50,089	51,810

Earnings per share attributable to common shareholders:
Basic	$1.06	$1.75	$1.56	$3.06
Diluted	$1.06	$1.74	$1.55	$3.04

Basic, excluding non-GAAP adjustments	$3.13	$2.81	$5.47	$5.10
Diluted, excluding non-GAAP adjustments	$3.12	$2.80	$5.45	$5.07

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount represents accretion adjustments of the Noveprim redeemable noncontrolling interest.
(3)	This amount represents incremental declared and undeclared dividends attributable to Noveprim noncontrolling interest holders who receive preferential dividends for fiscal year 2024.
(4)	This amount excludes non-GAAP adjustments attributable to noncontrolling interest holders.
(5)	The amount included in 2025 relates to a gain on the sale of a DSA site while the amount included in 2024 relates to a loss on the sale of a DSA site.
(6)	This amount relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended June 28, 2025	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	0.6%	3.3%	(1.5)%	4.4%
(Increase) decrease due to foreign exchange	(1.2)%	(1.0)%	(1.1)%	(1.5)%
Impact of divestitures (2)	0.1%	—%	0.2%	—%
Non-GAAP revenue growth, organic (3)	(0.5)%	2.3%	(2.4)%	2.9%

Six Months Ended June 28, 2025	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(1.0)%	(0.2)%	(1.8)%	0.5%
(Increase) decrease due to foreign exchange	(0.2)%	—%	(0.2)%	(0.1)%
Impact of divestitures (2)	0.1%	—%	0.1%	—%
Non-GAAP revenue growth, organic (3)	(1.1)%	(0.2)%	(1.9)%	0.4%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Impact of divestitures relates to the sale of a site within DSA.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for divestitures and foreign exchange.